EXHIBIT 10.1




                           STARWAY MANAGEMENT LIMITED
                                AND SUBSIDIARIES
                              FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 2003 (CONSOLIDATED)
                               AND 2002 (COMBINED)

                           STARWAY MANAGEMENT LIMITED
                                AND SUBSIDIARIES


                                    CONTENTS


PAGE      1     INDEPENDENT AUDITORS' REPORT

PAGE      2     BALANCE SHEETS AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002
                (COMBINED)

PAGE      3     STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE YEARS
                ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)

PAGE      4     STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED DECEMBER 31,
                2003 (CONSOLIDATED) AND 2002 (COMBINED)

PAGE      5     STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003
                (CONSOLIDATED) AND 2002 (COMBINED)

PAGES  6 - 15   NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
Starway Management Limited

We have audited the accompanying balance sheets of Starway Management Limited and subsidiaries as of December 31, 2003 (consolidated) and 2002 (combined), and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for the years ended December 31, 2003 (consolidated) and 2002 (combined). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. As audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Starway Management Limited and subsidiaries as of December 31, 2003 (consolidated) and 2002 (combined) and the results of its operations and its cash flows for the years ended December 31, 2003 (consolidated) and 2002 (combined) in conformity with accounting principles generally accepted in the United States of America.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
January 29, 2004

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                                       2003             2002
                                                  (Consolidated)     (Combined)
                                                   ------------    ------------
CURRENT ASSETS
 Cash                                              $     21,165    $     48,961
 Accounts receivable, net                             4,304,134       1,398,226
 Current maturities of notes receivable, net          2,201,523       1,073,978
 Inventories                                            533,453       1,654,844
 Prepaid expenses                                        71,582         237,694
                                                   ------------    ------------
     Total Current Assets                             7,131,857       4,413,703
                                                   ------------    ------------

PROPERTY AND EQUIPMENT - NET                            750,266         738,888
                                                   ------------    ------------
OTHER ASSETS
 Long-term notes receivable, net                     12,743,550       2,048,573
 Other receivables                                      252,700         353,551
 Intangible assets, net                                 227,627         255,827
 Other assets                                                --           9,614
                                                   ------------    ------------
     Total Other Assets                              13,223,877       2,667,565
                                                   ------------    ------------

TOTAL ASSETS                                       $ 21,106,000    $  7,820,156
                                                   ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued expenses             $  2,789,735    $  2,250,847
 Current portion note payable                            12,536              --
 Loans payable - related parties                         95,578         304,004
 Deposits                                                83,967         610,789
 Taxes payable                                        4,854,221         903,856
                                                   ------------    ------------
     Total Current Liabilities                        7,836,037       4,069,496
                                                   ------------    ------------
LONG-TERM LIABILITIES
 Note payable                                            17,440              --
                                                   ------------    ------------
     Total Long-Term Liabilities                         17,440              --
                                                   ------------    ------------

TOTAL LIABILITIES                                     7,853,477       4,069,496
                                                   ------------    ------------
STOCKHOLDERS' EQUITY
 Common stock, $0.116 par value, 10,000,000
  shares authorized, 100 shares issued and
  outstanding                                                11              11
 Additional paid-in capital                           1,333,333       1,333,322
 Retained earnings
  Unappropraited                                     11,284,368       2,366,694
  Appropriated                                          649,168         658,977
 Other comprehensive loss                               (14,357)         (2,283)
 Subscriptions receivable                                    --        (606,061)
                                                   ------------    ------------
     Total Stockholders' Equity                      13,252,523       3,750,660
                                                   ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 21,106,000    $  7,820,156
                                                   ============    ============

                 See accompanying notes to financial statements.

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                     For the          For the
                                                    Year Ended       Year Ended
                                                   December 31,     December 31,
                                                       2003             2002
                                                  (Consolidated)     (Combined)
                                                   ------------    -------------

REVENUE                                            $ 31,057,877    $  7,914,658

COST OF GOODS SOLD                                   19,748,263       4,989,797
                                                   ------------    ------------

GROSS PROFIT                                         11,309,614       2,924,861
                                                   ------------    ------------
OPERATING EXPENSES
 Selling expense                                      1,011,627         285,303
 Operating expense                                      155,780         225,589
 General and administrative expenses                    971,621         613,204
                                                   ------------    ------------
      Total Operating Expenses                        2,139,028       1,124,096
                                                   ------------    ------------

INCOME FROM OPERATIONS                                9,170,586       1,800,765
                                                   ------------    ------------
OTHER INCOME (EXPENSE)
 Interest income                                      1,607,373         389,253
 Interest expense                                          (573)           (118)
 Other expense                                               --            (933)
 Other income                                            10,375              --
                                                   ------------    ------------
      Total Other Income                              1,617,175         388,202
                                                   ------------    ------------

NET INCOME BEFORE PROVISION FOR INCOME TAXES         10,787,761       2,188,967

PROVISION FOR INCOME TAXES                            1,879,896         401,086
                                                   ------------    ------------

NET INCOME                                         $  8,907,865    $  1,787,881

OTHER COMPREHENSIVE INCOME
 Foreign currency translation gain (loss)          $    (12,074)   $      1,544
                                                   ------------    ------------

COMPREHENSIVE INCOME                               $  8,895,791    $  1,789,425
                                                   ============    ============

Net income per share - basic and diluted           $  89,078.65    $  17,878.81
                                                   ============    ============
Weighted average number of shares
outstanding - basic and diluted                             100             100
                                                   ============    ============


                 See accompanying notes to financial statements.

                    STARWAY MANAGEMENT LIMITED AND SUBSIDIARY
                       STATEMENTS OF STOCKHOLDERS' EQUITY
    FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)

                                                              Unappropri-    Appropri-      Other
                                                 Additional      ated           ated      Comprehen-
                                 Common Stock      Paid-In     Retained      Retained        sive      Subscription
                                Shares  Amount    Capital      Earnings      Earnings        Gain      Receivable         Total
                                ------  ------   ----------   -----------    ---------    ----------   ------------    -----------
December 31, 2001                  100  $   11   $1,333,322   $ 1,037,829    $ 199,961    $   (3,827)  $   (727,272)   $ 1,840,024

Cash received from
 subscription receivable            --      --           --            --           --            --        121,211        121,211

Other comprehensive gain            --      --           --            --           --         1,544             --          1,544

Net income for 2002                 --      --           --     1,787,881           --            --             --      1,787,881
                                                                                                                       -----------
Comprehensive income                --      --           --            --           --            --             --      1,789,425
                                                                                                                       ===========
Appropriated retained
 earnings                           --      --           --      (459,016)     459,016            --             --             --
                                ------  ------   ----------   -----------    ---------    ----------   ------------    -----------

Balance, December 31, 2002
 (Combined)                        100      11    1,333,322     2,366,694      658,977        (2,283)      (606,061)     3,750,660

Cash received from
  subscription receivable           --      --           --            --           --            --        606,061        606,061

Contributed capital by
 stockholders                       --      --           11            --           --            --             --             11

Other comprehensive income          --      --           --            --           --       (12,074)            --        (12,074)

Net income for 2003                 --      --           --     8,907,865           --            --             --      8,907,865
                                                                                                                       -----------
Comprehensive loss                  --      --           --            --           --            --             --      8,895,791
                                                                                                                       ===========
Appropriated retained earnings      --      --           --         9,809       (9,809)           --             --             --
                                ------  ------   ----------   -----------    ---------    ----------   ------------    -----------

BALANCE, DECEMBER 31, 2003
 (CONSOLIDATED)                    100  $   11   $1,333,333   $11,284,368    $ 649,168    $  (14,357)  $         --    $13,252,523
                                ======  ======   ==========   ===========    =========    ==========   ============    ===========


                 See accompanying notes to financial statements.

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS

                                                             For the          For the
                                                            Year Ended       Year Ended
                                                           December 31,     December 31,
                                                               2003             2002
                                                          (Consolidated)     (Combined)
                                                           ------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                                $  8,907,865    $  1,787,881
 Adjustments to reconcile net income to net
  cash used in operating activities:
 Depreciation and amortization                                  104,306          91,042
 Allowance for doubtful accounts                                465,422         301,288
 Changes in operating assets and liabilities:
  (Increase) decrease in:
    Accounts receivable                                     (15,193,852)     (3,693,119)
    Inventories                                               1,121,391      (1,235,177)
    Prepaid expenses                                            166,113        (237,694)
    Other receivables                                           100,851          57,809
    Other assets                                                  9,614              --
  Increase (decrease) in:
    Accounts payable                                            538,886       1,534,109
    Customer deposits                                          (526,822)        152,073
    Taxes payable                                             3,950,365         874,971
                                                           ------------    ------------
         Net Cash Used In Operating Activities                 (355,861)       (366,817)
                                                           ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of intangible assets                                       --         (40,459)
 Purchase of property and equipment                             (49,544)        (16,213)
                                                           ------------    ------------
         Net Cash Used In Investing Activities                  (49,544)        (56,672)
                                                           ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds (payments) on loans payable - related parties        (208,426)        347,179
 Payments on notes payable                                       (7,964)             --
 Proceeds from issuance of common stock                         606,073         121,211
                                                           ------------    ------------
         Net Cash Provided By Financing Activities              389,683         468,390
                                                           ------------    ------------

EFFECT OF EXCHANGE RATE ON CASH                                 (12,074)          1,544

NET INCREASE (DECREASE) IN CASH                                 (27,796)         46,445

CASH - BEGINNING OF PERIOD                                       48,961           2,516
                                                           ------------    ------------
CASH - END OF PERIOD                                       $     21,165    $     48,961
                                                           ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense                             $        573    $        118
                                                           ============    ============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2003, the Company issued an installment note payable of $37,940 for property and equipment.


                 See accompanying notes to financial statements.

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

     (A)  ORGANIZATION AND BASIS OF PRESENTATION

     Starway Management Limited was incorporated in the British Virgin Islands on September 15, 1998.

     Shenzhen Dicken Technology Development Limited was incorporated in the Republic of China on November 9, 1999.

     Shenzhen Dicken Industrial Development Limited was incorporated in the Republic of China on November 20, 1996.

     Starway Management Limited through its two wholly owned subsidiaries, is a People's Republic of China ("PRC") based manufacturer of energy saving products for use in commercial and industrial settings.

     During 2003, Shenzhen Dicken Technology Development Limited and Shenzhen Dicken Industrial Development Limited exchanged 100% of their common shares for 100 shares of Starway Management Limited under a reorganization plan. The transfer has been accounted for as a reorganization of entities under common control as the companies were beneficially owned by identical shareholders and share common management and technology. The financial statements have been prepared as if the reorganization had occurred retroactively.

     The accompanying 2003 consolidated financial statements include the accounts of Starway Management Limited and its 100% owned subsidiaries Shenzhen Dicken Technology Development Limited and Shenzhen Dicken Industrial Development Limited.

     The accompanying 2002 combined financial statements include the accounts of Starway Management Limited, Shenzhen Dicken Technology Development Limited and Shenzhen Dicken Industrial Development Limited.

     All material intercompany balances and transactions have been eliminated in consolidation and combination.

     Starway Management Limited, Shenzhen Dicken Technology Development Limited and Shenzhen Dicken Industrial Development Limited are hereafter referred to as the "Company".

     (B)  USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


     (C)  CASH AND CASH EQUIVALENTS

     For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

     (D)  NOTES RECEIVABLE

     The Company carries its notes receivable at the net present value of the notes, net of allowance for doubtful accounts.

     (E)  INVENTORY

     Inventory is stated at the lower of cost or market value, cost being determined on a first-in, first-out (FIFO) method.

     (F)  PROPERTY AND EQUIPMENT

     The Company's property and equipment are stated at the lower of cost or estimated fair market value on the date of acquisition. Depreciation is provided over the estimated useful lives of the respective assets on the straight-line basis from five to fifteen years.

     (G)  INTANGIBLES

     Under the Statement of Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", all goodwill and certain intangible assets determined to have indefinite lives will not be amortized but will be tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their useful lives of 10 years and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets".

     (H)  IMPAIRMENT OF LONG-LIVED ASSETS

     Per SFAS No. 144, long-lived assets will be analyzed annually for indications of impairment. Impairment of long-lived assets is assessed by the Company whenever there is an indication that the carrying amount of the asset may not be recovered. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets' net carrying value. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


     The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

     (I)  REVENUE AND DEFERRED REVENUE RECOGNITION

     The Company recognizes product sales made for cash, on normal credit terms of 30 days or less and over extended payment terms. The Company recognizes revenue when persuasive evidence of an arrangement exists, the seller's price to the buyer is fixed or determinable, collectability is reasonably assured and delivery has occurred. The Company grants customers extended payment terms under contracts of sale. These contracts are generally for a period of one to five years at prevailing interest rates and are collateralized by the related equipment, which if repossessed, may be less than the receivable balance outstanding. The Company recognizes revenue under profit sharing agreements when the amounts are fixed and determinable and collectability is reasonably assured.

     (J)  FOREIGN CURRENCY TRANSLATION

     The functional currency of the Company is the Chinese Renminbi. The financial statements of the Company are translated to United States dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income.

     (K)  COMPREHENSIVE INCOME (LOSS)

     The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in Chinese Renminbi to United States dollars is reported as other comprehensive (loss) in the statement of operations and stockholders' equity.

     (L)  INCOME TAXES

     The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in the British Virgin Islands and the People's Republic of China and no tax benefit is expected from the tax credits in the future (See Note
     12).

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


     (M)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments including accounts receivable, stockholder loans and notes payable approximate fair value due to the relatively short period to maturity of these instruments.

     The fair value of short-term and long-term notes receivable was determined using a discounted cash flow analysis based on the Company's borrowing rate. At December 31, 2003 and 2002, the carrying value of these notes approximated the fair value.

     (N)  EARNINGS PER SHARE

     Basic and diluted net income per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2003 and 2002, there were no common stock equivalents.

     (O)  BUSINESS SEGMENTS

     The Company operates in one segment and therefore segment information is not presented.

     (P)  CONCENTRATION OF RISKS

     During 2003 and 2002, 100% of the Company's sales were from companies located in China. During 2003 and 2002, 13% and 17% of the Company's sales were from one customer, respectively.

     The Company's operations may be adversely affected by significant political, economic and social uncertainties in China. Although the Chinese government has pursued economic reform policies in the past, there is no assurance that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affect China's political, economic and social conditions. There is also no guarantee that the Chinese government's pursuit of economic reforms will be consistent or effective.

     (Q)  NEW ACCOUNTING PRONOUNCEMENTS

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, and Interpretation of ARB 51". FIN No. 46 provides guidance on the identification of entities of which control is achieved through means other than voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE (the "Primary Beneficiary"). In addition, FIN No. 46

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)



     required that both the Primary Beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The transitional disclosure requirements of FIN No. 46 are required in all financial statements initially issued after January 31, 2003, if certain conditions are met. The adoption of this pronouncement did not have a
     material  effect  on  the  Company's   financial  position  or  results  of
     operations.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

     In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

     SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

     Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of these pronouncements did not have a material effect on the Company's financial position or results of operations.

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


NOTE 2  ACCOUNTS RECEIVABLE

     Accounts receivable as of December 31, 2003 and 2002 consisted of the following:

                                                   2003         2002
                                                ----------   ----------

        Accounts receivable                     $5,070,844   $1,699,514
        Less: allowance for doubtful accounts      766,710      301,288
                                                ----------   ----------
                                                $4,304,134   $1,398,226
                                                ==========   ==========

     For the years ended December 31, 2002 and 2001, the Company recorded a provision for doubtful accounts of $465,422 and $301,288, respectively.

NOTE 3  NOTES RECEIVABLE

     The  following  table  represents  as  of  December  31,  2003,   scheduled
     collections of notes receivable, net of allowances, by fiscal year:

            Year Ending December 31,
                     2004                             $ 2,201,523
                     2005                               4,228,446
                     2006                               3,506,152
                     2007                               3,184,090
                     2008                               1,824,862
                                                      -----------
                                                       14,945,073
           Less current portion of notes receivable     2,201,523
                                                      -----------
                                                      $12,743,550
                                                      ===========

NOTE 4  INVENTORIES

     Inventories as of December 31, 2003 and 2002 consisted of the following:

                                          2003              2002
                                       ----------        ----------

     Raw materials                     $   25,531        $  762,896
     Work in progress                      60,604            25,410
     Finished goods                       447,318           866,538
                                       ----------        ----------
                                       $  533,453        $1,654,844
                                       ==========        ==========

NOTE 5  PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, are summarized as follows:

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


                                          2003              2002
                                       ----------        ----------

     Buildings                         $  627,680        $  627,680
     Office equipment                      68,405            65,579
     Furniture and fixtures                41,649            41,649
     Plant, machinery and equipment        80,267           112,707
     Vehicle                              148,846            40,764
                                       ----------        ----------
                                          966,847           888,379
     Less accumulated depreciation        216,581           149,491
                                       ----------        ----------
     Property and equipment, net       $  750,266        $  738,888
                                       ==========        ==========

     Depreciation expense for the years ended December 31, 2003 and 2002 are $76,106 and $64,864, respectively.

NOTE 6  INTANGIBLES

     The Company has licensed the use of several patents from its founder for a period of ten years. The licenses expire in July 2012. The licenses are being amortized over the license period of ten years using the straight-line method (See Note 8).

                                          2003              2002
                                       ----------        ----------

     Intangible                        $  282,005        $  282,005
     Accumulated amortization              54,378            26,178
                                       ----------        ----------
     Intangible, net                   $  227,627        $  255,827
                                       ==========        ==========

     Amortization expense for the years ended December 31, 2003 and 2002 are $28,200 and $26,178, respectively (See Note 8).

NOTE 7  NOTES PAYABLE

     Long-term obligations consisted of the following:

     Note payable to finance company, secured by automobile,
     interest at 4.12% per annum. Monthly payments of $1,122
     due through April 2006                                      $  29,976

     Less current maturities                                        12,536
                                                                 ---------
                                                                 $  17,440
                                                                 =========

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


     Maturities are as follows:

             Year Ending December 31,
                      2004                                       $  12,536
                      2005                                          12,990
                      2006                                           4,450
                                                                 ---------
                                                                 $  29,976
                                                                 =========

NOTE 8  RELATED PARTY TRANSACTIONS

     During the year ended December 31, 2003, stockholders were repaid $208,426 of loans payable. The total loans of $95,578 are payable on demand, non-interest bearing and unsecured.

     During the year ended December 31, 2002, stockholders loaned the Company $304,004.

     During 2002, the Company licensed two patents from its founder for a period of ten years at their historical cost of $282,005 (See Note 6).

NOTE 9  TAXES PAYABLE

     Taxes payable at December 31, 2003 and 2002 consist of the following:

                                                  2002             2003
                                              U.S. Dollars     U.S. Dollars
                                              ------------     ------------

     Urban maintenance and construction tax   $      5,071     $     21,584
     Education tax                                  14,437           74,108
     Enterprise income tax                         401,570        2,281,467
     Value added tax                               482,778        2,477,062
                                              ------------     ------------
                                              $    903,856     $  4,854,221
                                              ============     ============

NOTE 10  COMMITMENTS AND CONTINGENCIES

     (A) OPERATING LEASES

     The Company leases its facilities under long term, non cancelable lease agreements expiring through June 2009. The non-cancelable lease agreements provide that the Company pays certain operating expenses applicable to the leased premises. Rent expense for the years ended December 31, 2003 and 2002 was $35,929 and $18,543, respectively.

     The future minimum annual lease payments required under the operating leases are approximately:

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


             Year Ending December 31,
                      2004                                       $  76,380
                      2005                                          59,270
                      2006                                          58,000
                      2007                                          58,000
                   Thereafter                                       87,000
                                                                 ---------
                                                                 $ 338,650
                                                                 =========

NOTE 11  STOCKHOLDERS' EQUITY

     (A) STOCK ISSUANCES

     During 1996, the Company issued 100 (post-reorganization) shares of common stock to its founders for cash of $606,061 and subscriptions receivable of $727,272. The Company received cash of $606,061 and $121,211 during 2003 and 2002, respectively on the subscriptions receivable.

     During 2003, stockholders contributed capital of $11 as part of the reorganization with Starway Management Limited.

     (B) APPROPRIATED RETAINED EARNINGS

     The Company is required to make appropriations to reserves funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities' registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined in accordance with the PRC GAAP. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

     The Company's subsidiaries appropriated $(9,809) and $459,016 to the reserve funds during 2003 and 2002, respectively, based on their net income under PRC GAAP.

NOTE 12  INCOME TAXES

     The Company located its factories in a special economic region in China. This economic region allows foreign enterprises a two-year income tax exemption beginning in the first year after they become profitable and a 50% reduction in income tax for the next three years. During 2003, the

                   STARWAY MANAGEMENT LIMITED AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
           AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)


     Company applied for the exemption, but as of the date of this report, has not received approval from the Chinese government. The Company has included a provision for income tax based on the current tax status of the Company at December 31, 2003 and 2002.

     The Company is subject to central government income tax at a rate of 15% and provincial government income tax at a rate of 3%.

     The provision for income taxes at December 31 consisted of the following:

                                               2003              2002
                                            ----------        ----------

     Provision for China income tax         $1,566,580        $  334,238
     Provision for China local tax             313,316            66,848
                                            ----------        ----------
                                            $1,879,896        $  401,086
                                            ==========        ==========

     The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                               2003              2002
                                            ----------        ----------

     U.S. statutory rates                       34%               34%
     Foreign income not recognized in U.S.     (34)              (34)
     China income taxes                         18                18
                                            ----------        ----------
                                                18%               18%
                                            ==========        ==========